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                                                                    EXHIBIT 1


                          SIMON DEBARTOLO GROUP, INC.
                            (a Maryland corporation)

                                4,500,000 Shares
                                  Common Stock

                                TERMS AGREEMENT

                                                           September 16, 1997

To:     Simon DeBartolo Group, Inc.
        National City Center
        115 West Washington Street
        Suite 15 East
        Indianapolis, Indiana 46204


Ladies and Gentlemen:

        We understand that Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), proposes to issue and sell 4,500,000 shares of its common stock, par value $0.0001 per share (the "Common Stock") (Common Stock being hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriter named below (the "Underwriter") offers to purchase the Initial Underwritten Securities set forth below opposite its name at the purchase price set forth below, and the Option Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below, to the extent any are purchased.

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
                                                       Number of Underwritten
Underwriter                                                  Securities
-----------                                            ----------------------
Morgan Stanley & Co. Incorporated.                            4,500,000
                                                              ---------
            Total                                             4,500,000


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        The Underwritten Securities shall have the following terms:

Title:                                          Common Stock
Number of shares:                               4,500,000 shares
Number of Option Underwritten
  Securities:                                   500,000
Purchase price per share:                       $32.62
Listing requirements:                           NYSE
Black-out provisions:                           N/A
Lock-up provisions:                             During the period of thirty
(30) days from the Closing Date, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, offer to sell, sell, issue, distribute, or otherwise dispose of, any of its equity securities, or any security convertible into or exchangeable into or exercisable for any of its equity securities, or register for sale under the Securities Act of 1933, as amended, any of its equity securities, except for (i) the issuance of shares of Common Stock upon the exercise of options or grant of restricted shares of Common Stock under the Company's stock option plans, (ii) the exchange of Units for Common Stock, (iii) the issuance of shares of Common Stock in connection with the acquisition of the Retail Property Trust by the Operating Partnership and (iv) the conversion or redemption of the Company's Series A Preferred Stock.
Other terms and conditions:                     N/A
Closing date and location:                      September 19, 1997 at the
offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166.

        All of the provisions contained in the document attached as Annex I hereto entitled "SIMON DEBARTOLO GROUP, INC.--Common Stock, Warrants to Purchase Common Stock, Preferred Stock, Warrants to Purchase Preferred Stock and Depositary Shares--Underwriting Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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        Please accept this offer no later than 5:00 P.M. (New York City Time)
on September 16, 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By:  /s/ William H. Wright
                                             -----------------------------------
                                             Name: William H. Wright
                                             Title: Principal

Accepted:

SIMON DEBARTOLO GROUP, INC.

By:  /s/ James M. Barkley
     -----------------------------------
     Name: James M. Barkley
     Title: Chief Executive Officer